UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2025

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On October 26, 2025, the Board of Directors (the “Board”) of Artelo Biosciences, Inc. (the “Company”) appointed Mark Spring, effective November 1, 2025, as the Company’s Chief Financial Officer and Treasurer as well as its principal financial officer and principal accounting officer. Mr. Spring will replace Gregory Gorgas in the roles of Treasurer, principal financial officer and principal accounting officer.

Prior to joining the Company, Mr. Spring served as interim CFO for LENZ Therapeutics through its reverse merger transaction and as co-founder and CFO of Secura Bio, a commercial-stage oncology therapeutics company.  Additionally, Mr. Spring previously held the role of CFO for Hyperion Therapeutics, Prometheus Laboratories, Veracyte, Sotera Wireless and Genoptix.

Mr. Spring holds a BA in Business Administration from Monmouth College, completed post-graduate studies at the University of Texas, Dallas and is a Certified Public Accountant.

No family relationship exists between Mr. Spring and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Spring and any other person pursuant to which Mr. Spring was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Spring had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Spring’s appointment as Chief Financial Officer, the Company entered into an Employment Agreement with Mr. Spring, dated as of October 26, 2025, and effective as of November 1, 2025 (the “Spring Employment Agreement”). Pursuant to the terms of the Spring Employment Agreement, Mr. Spring is entitled to: (i) an initial annual base salary of $250,000 (the “Base Salary”); (ii) an annual target bonus of 35% of the Base Salary less applicable withholdings, upon achievement of performance objectives to be determined by the compensation committee of the Board in its sole discretion; (iii) equity awards determined from time to time by the Board or compensation committee; and (iv) certain employee benefits, paid-time off and business expense reimbursements, as set forth in the Spring Employment Agreement.

Additionally, the Employment Agreement provides for the following benefits upon an involuntary termination (a termination by the Company without Cause or a resignation for Good Reason, as such terms are defined in the Employment Agreement) which are subject to the execution, delivery and effectiveness of a customary release of claims in the Company’s favor: (1) 12 months of annual base salary (increased to 18 months if such involuntary termination occurs in connection with a change in control); (2) a pro-rated annual bonus payment for the year in which the termination occurs, based on actual achievement of the applicable performance goals for such year (or if such involuntary termination occurs in connection with a change in control, a pro-rated annual target bonus, if greater); (3) reimbursement for COBRA premium payments for a period of up to 12 months following termination (increased to 18 months if such involuntary termination occurs in connection with a change in control); and (4) if such involuntary termination occurs in connection with a change in control, full vesting acceleration of equity awards and an extended time to exercise vested stock options of up to twelve (12) months involuntary termination.

The foregoing summary is qualified in its entirety by reference to the Spring Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Employment Agreement Amendment

On October 26, 2025 (the “Effective Date”), the Company entered into an Amendment to Amended and Restated Employment Agreement with Gregory Gorgas, effective as of the Effective Date (the “Employment Agreement Amendment”), which amends Mr. Gorgas’ existing amended and restated executive employment agreement with the Company, dated June 20, 2019 (the “Existing Employment Agreement”). Except as provided herein, all other terms of the Existing Employment Agreement remain the same.

Based in part on evaluation from the Company’s outside compensation consultant, the Employment Agreement Amendment amends the Existing Employment Agreement to align Mr. Gorgas’ severance benefits with current market practice and makes other updates for compliance with applicable laws and intended to align with good governance practices.  The Employment Agreement Amendment reflects Mr. Gorgas’ current base salary and target bonus and includes the following changes to the Existing Employment Agreement: (1) extends Mr. Gorgas’ eligibility to receive severance benefits upon a constructive termination whereby Mr. Gorgas may resign for Good Reason (as such term is defined in the Employment Agreement Amendment) outside of the period of time beginning three months before, and ending twelve months following, a change in control (the “CIC Protection Period”); (2) provides that severance benefits are subject to recoupment in accordance with the Company’s clawback policy; and (3) adjusts severance benefits upon an involuntary termination (a termination by the Company without Cause or a resignation for Good Reason, as such terms are defined in the Employment Agreement Amendment) to (a) increase the cash severance Mr. Gorgas is eligible for from twelve (12) months of annual base salary to twenty-four (24) months of annual base salary and target bonus (increased to thirty-six (36) months if the involuntary termination occurs during the CIC Protection Period); (b) increase the COBRA reimbursements Mr. Gorgas is eligible for from twelve (12) months to twenty-four (24) months (increased to thirty-six (36) months if the involuntary termination occurs during the CIC Protection Period); (c) provide that the pro-rated bonus payment due for the year of termination will be calculated based on actual achievement of the applicable performance goals for such year (or if such involuntary termination occurs in the CIC Protection Period, a pro-rated annual target bonus, if greater); (d) remove the provision for full equity vesting acceleration upon an involuntary termination outside of the CIC Protection Period and replace it, effective for equity awards granted after the Effective Date, with partial vesting acceleration of awards scheduled to vest within the twenty-four (24) months following termination; and (e) provide for an extended time to exercise vested stock options of up to twelve (12) months after an involuntary termination.

The foregoing description of the Employment Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Spring Employment Agreement.

10.2	Employment Agreement Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: October 27, 2025	By:	/s/ Gregory D. Gorgas
Gregory D. Gorgas President & Chief Executive Officer

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